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                                                                 EXHIBIT 10.24




                               OCEAN ENERGY, INC.
                           DEFERRED COMPENSATION PLAN
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                               OCEAN ENERGY, INC.
                           DEFERRED COMPENSATION PLAN


                               Table of Contents

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                                                                        Page
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
Section 1        Definitions  . . . . . . . . . . . . . . . . . . . .     1

Section 2        Administration . . . . . . . . . . . . . . . . . . .     2

Section 3        Participants . . . . . . . . . . . . . . . . . . . .     2

Section 4        Benefits . . . . . . . . . . . . . . . . . . . . . .     3

Section 5        General Provisions . . . . . . . . . . . . . . . . .     4





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                               OCEAN ENERGY, INC.
                           DEFERRED COMPENSATION PLAN

                                    PREAMBLE

                 WHEREAS, Ocean Energy, Inc. (the "Company") desires to establish the Ocean Energy, Inc. Deferred Compensation Plan (the "Plan") to assist the Company in attracting and retaining highly qualified key employees by permitting them to defer all or part of their annual bonuses on a voluntary basis;

                 NOW, THEREFORE, the Company does hereby adopt the Plan as set forth herein, effective as of December 10, 1997.

                                   SECTION 1

                                  DEFINITIONS

                 For purposes of the Plan, the following terms shall have the meanings indicated:

1.1      Account means a ledger Account as provided in Section 4.2.

1.2 Beneficiary means the Participant's surviving spouse or, if none, his or her estate.

1.3      Board means the Board of Directors of the Company.

1.4 Bonus means the Bonus, if any, otherwise payable to the Participant with respect to a specified Plan Year pursuant to the Company's annual bonus program.

1.5      Compensation Committee means the Compensation Committee of the Board.

1.6 Key Employee means an employee of the Company or any subsidiary who is designated by the Committee, either by name or position, to be a Key Employee for purposes of this Plan.

1.7 Participant means each Key Employee who elects to participate in the Plan in accordance with Section 3.
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1.8      Plan Year means the calendar year.

                                   SECTION 2

                                 ADMINISTRATION

2.1 Committee. The Plan shall be administered by the Committee. The Committee shall have the complete authority and power to interpret the Plan, prescribe, amend and rescind rules relating to its administration, determine which Key Employees shall be eligible to be Participants for any Plan Year, determine a Participant's (or Beneficiary's) right to a payment and the amount of such payment, and to take all other actions necessary or desirable for the administration of the Plan. All actions and decisions of the Committee shall be final and binding upon all Participants and Beneficiaries.

                                   SECTION 3

                                  PARTICIPANTS

3.1 Participants. Each employee who is designated a Key Employee by the Committee for a Plan Year shall be eligible to be a Participant for such Plan Year. A designation of Key Employee status may be made in any manner the Committee deems appropriate and, in the Committee's discretion, may be an ongoing designation applicable for future Plan Years until revoked by the Committee. A designation of an employee as a Key Employee for a Plan Year shall not entitle the employee to be a Key Employee for any other Plan Years, except to the extent so provided by the Committee. The Committee, in its discretion, may revoke an employee's designation as a Key Employee at any time.





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                                   SECTION 4

                                    BENEFITS

4.1 Voluntary Deferrals. Before the date the Committee establishes the Bonus, if any, to be paid to a Key Employee for a specified Plan Year, the Key Employee may elect to have the payment of all or a portion of any such Bonus deferred under the Plan Year; provided, however, the minimum amount that a Participant may defer for any Plan Year is $50,000. The Participant's election shall be irrevocable and shall be made on a form prescribed by the Company. If a Key Employee has not made a deferral election with respect to a Plan Year, any Bonus payable to him or her for that Plan Year shall be paid in accordance with the Company's normal practice.

4.2 Accounts. The Company shall establish a ledger or notional account (the "Account") for each Participant who defers payment of all or part of his or her Bonus with respect to a Plan Year to reflect the Company's obligation to pay to the Participant (or the Participant's Beneficiary) the amount deferred and the interest, if any, credited thereon as provided in Section 4.3.

4.3 Interest Credited to Accounts. No interest shall accrue on any deferred Bonus amounts credited to an Account except to the extent the Committee, in its sole discretion, expressly provides for the crediting of interest on the Account. The rate of such interest, if any, shall be determined by the Committee and shall be credited to the Account at the end of each calendar quarter or at such other times as may be determined by the Committee.

4.4 Payment of Accounts. On or as soon as reasonably practical following the earlier of (i) the date a Participant ceases for any reason to be an employee of the Company and its





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         subsidiaries or (ii) the first business day of the January following the Plan Year with respect to which the deferral of the Bonus is made by a Participant, the Company shall pay to a Participant a lump sum amount in cash equal to the balance then credited to his or her Account.

                                   SECTION 5

                               GENERAL PROVISIONS

5.1 Unfunded Obligation. The amounts to be paid to Participants pursuant to this Plan are unfunded general obligations of the Company. The Company is not required to segregate any monies from its general funds, to create any trusts, or to make any special deposits with respect to this obligation. Title to and beneficial ownership of any investments, including trust investments, which the Company may make to fulfill this obligation shall at all times remain in the Company. Any investments and the creation or maintenance of any trust or notional accounts shall not create or constitute a trust or a fiduciary relationship between the Committee or the Company and a Participant, or otherwise create any vested or beneficial interest in any Participant or his or her Beneficiary or his or her creditors in any assets of the Company whatsoever. The Participants (and Beneficiaries) shall be general unsecured creditors of the Company with respect to any payment due under this Plan.

5.2 Incapacity of Participant or Beneficiary. If the Committee finds that any Participant or Beneficiary to whom a payment is due under the Plan is under a legal disability and a legal representative or guardian has been properly appointed for such person, such payment shall be made to the duly appointed legal representative or guardian of such Participant or Beneficiary and shall be a complete discharge of the obligations of the Company under the Plan.





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5.3      Nonassignment. The right of a Participant or Beneficiary to the payment of any amounts under the Plan may not be assigned, transferred, pledged or encumbered in any manner nor shall such right or other interests be subject to attachment, garnishment, execution or other legal process.

5.4 No Right to Continued Employment. Nothing in the Plan shall be construed to confer upon any Participant any right to continued employment with the Company or any subsidiary, nor interfere in any way with the right of the Company or any subsidiary to terminate the employment of such Participant at any time without assigning any reason therefor.

5.5 Withholding Taxes. Unless a Participant makes other arrangements that are satisfactory to the Company, appropriate taxes shall be withheld by the Company or the employing subsidiary from the Participant's current compensation with respect to all deferrals made under the Plan and from all payments made to Participants and Beneficiaries pursuant to the Plan.

5.6 Termination and Amendment. The Board may from time to time amend or terminate the Plan, in whole or in part; provided, however, that no amendment or termination of the Plan may impair the rights of a Participant or his or her Beneficiary with respect to an Account; provided further, however, upon a termination of the Plan all Accounts shall be paid immediately.

5.7 Applicable Law. The Plan shall be construed and governed in accordance with the laws of the State of Louisiana.





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